Exhibit 99.1

Lincare Holdings Inc. Announces Third Quarter and First Nine Months 2011 Financial Results

Press Release Source: Lincare Holdings Inc. On Monday October 17, 2011, 4:30 pm

CLEARWATER, Fla., Oct. 17, 2011 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) today announced financial results for the three and nine months ended September 30, 2011.

For the quarter ended September 30, 2011, net revenues were $474.8 million, a 13.4% increase over net revenues of $418.7 million for the third quarter of 2010. The Company estimates that the 13.4% increase in net revenues in the third quarter of 2011 was comprised of approximately 15.7% internal and acquisition growth offset by approximately 2.3% negative impact from $9.7 million of Medicare payment changes during the third quarter of 2011. Net income for the quarter ended September 30, 2011, was $43.6 million, a 4.0% decrease over net income of $45.5 million for the third quarter of 2010. Diluted earnings per share were $0.48 for the quarter ended September 30, 2011, a 2.5% increase over diluted earnings per share of $0.47 for the comparable prior year period.

Revenues for the nine months ended September 30, 2011, were $1.355 billion, an 8.7% increase over net revenues of $1.247 billion for the comparable period in 2010. The Company estimates that the 8.7% increase in net revenues in the first nine months of 2011 was comprised of approximately 12.5% internal and acquisition growth offset by approximately 3.8% negative impact from $47.5 million of Medicare payment changes during the nine months ended September 30, 2011. Net income for the nine months ended September 30, 2011, was $132.8 million, a 2.0% decrease over net income of $135.5 million for the first nine months of 2010. Diluted earnings per share were $1.42 for the nine months ended September 30, 2011, a 2.1% increase over diluted earnings per share of $1.39 for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first nine months of 2011. We continue to focus on those activities that we believe will drive the long-term success of our Company — an emphasis on organic revenue growth driven by our market leading positions in our core respiratory service lines and expansion of our product offerings across our national network of local distribution and sales centers, accompanied by disciplined cost containment and operating efficiencies that maximize our operating cash flows.”

Lincare generated $217.2 million of cash from operating activities during the first nine months of 2011 and invested $95.7 million in net capital expenditures and $95.6 million in business acquisitions. The Company repurchased 8,023,497 shares of its common stock during the first nine months of 2011 for $200.0 million. As of September 30, 2011, total long term obligations, including current installments, were $622.5 million and cash and investments were $56.8 million. Common shares outstanding at September 30, 2011 were 88,895,381.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 790,000 customers in 48 U.S. states and Canada through 1,108 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC. AND SUBSIDIARIES

Financial Summary

(In thousands, except share and per share data)

(Unaudited)

	For the three months ended
	September 30, 2011	September 30, 2010

Net revenues	$474,758	$418,673

Cost and expenses:
Costs of goods and services	151,336	115,215
Operating expenses	112,092	100,464
Selling, general and administrative expenses	88,783	79,405
Bad debt expense	9,495	10,980
Depreciation and amortization expense	32,672	28,924
Operating income	80,380	83,685

Interest expense, net	9,566	8,965

Income before income taxes	70,814	74,720

Income taxes	27,200	29,268

Net income	$43,614	$45,452

Basic earnings per common share	$0.49	$0.48

Diluted earnings per common share	$0.48	$0.47

Dividends declared per common share	$0.20	$0.00

Weighted average number of common shares outstanding	88,563,113	95,213,542

Weighted average number of common shares and common share equivalents outstanding	90,543,296	96,705,024

	For the nine months ended
	September 30, 2011	September 30, 2010

Net revenues	$1,355,358	$1,247,079

Cost and expenses:
Costs of goods and services	417,845	339,730
Operating expenses	316,188	298,664
Selling, general and administrative expenses	257,157	247,736
Bad debt expense	27,107	23,406
Depreciation and amortization expense	91,976	87,847
Operating income	245,085	249,696

Interest expense, net	27,769	26,680

Income before income taxes	217,316	223,016

Income taxes	84,560	87,513

Net income	$132,756	$135,503

Basic earnings per common share	$1.46	$1.42

Diluted earnings per common share	$1.42	$1.39

Dividends declared per common share	$0.60	$0.20

Weighted average number of common shares outstanding	91,196,200	95,666,188

Weighted average number of common shares and common share equivalents outstanding	93,506,608	97,488,912

LINCARE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$36,804	$164,203
Short-term investments	20,000	40,000
Restricted cash	0	345
Accounts receivable, net	238,050	186,001
Income tax receivable	928	9,443
Inventories	15,310	13,276
Prepaid and other current assets	6,738	3,542
Deferred income taxes	30,077	26,488
Total current assets	347,907	443,298

Property and equipment, net	347,465	338,778
Goodwill	1,368,085	1,258,065
Other	36,016	7,690

Total assets	$2,099,473	$2,047,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term obligations	$104,710	$619
Accounts payable	48,839	64,078
Accrued expenses:
Compensation and benefits	24,939	39,500
Liability insurance	17,219	19,052
Other current liabilities	60,137	51,501
Total current liabilities	255,844	174,750

Long-term obligations, excluding current installments	517,742	494,271
Deferred income taxes and other taxes	422,193	381,061
Total liabilities	1,195,779	1,050,082

Commitments and contingencies

Stockholders’ equity:
Common stock	889	963
Additional paid-in capital	703,873	681,988
Retained earnings	198,932	314,798
Total stockholders’ equity	903,694	997,749

Total liabilities and stockholders’ equity	$2,099,473	$2,047,831

Contact:

Paul G. Gabos

(727) 530-7700